Exhibit 10.12
[Execution Version]

TWELFTH AMENDMENT dated as of December 13, 2024 (this “Agreement”), by and among GREEN BRICK PARTNERS, INC. (the “Borrower”), the LENDERS party hereto, VERITEX COMMUNITY BANK, as documentation agent (the “Documentation Agent”), and FLAGSTAR BANK,
N.A. (“Flagstar”), as administrative agent (the “Administrative Agent”), to the CREDIT AGREEMENT dated as of December 15, 2015 (as amended by the First Amendment, dated as of August 31, 2016, the Second Amendment, dated as of December 1, 2016, the Third Amendment, dated as of September 1, 2017, the Fourth Amendment, dated as of December 1, 2017, the Fifth Amendment, dated as of November 2, 2018, the Sixth Amendment, dated as of December 17, 2019, the Seventh Amendment, dated as of December 22, 2020, the Eighth Amendment, dated as of May 28, 2021, the Ninth Amendment, dated as of December 10, 2021, the Tenth Amendment, dated as of December 9, 2022, and the Eleventh Amendment, dated as of December 8, 2023, and as in effect prior to the effectiveness of this Agreement, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and the Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
WHEREAS, pursuant to Section 2.22 of the Credit Agreement, the Borrower has requested that the Termination Date applicable to each Lender holding Revolving Credit Commitments immediately prior to the date hereof (each, an “Existing Lender”) be extended by one year;
WHEREAS, (a) certain Existing Lenders have agreed to extend their respective Revolving Credit Commitments (each, a “Consenting Lender”) upon the effectiveness of this Agreement on the Twelfth Amendment Effective Date (as defined below), (b) the Existing Lender that has not agreed to extend its Revolving Credit Commitments pursuant to this Agreement (the “Declining Lender”) will no longer have any of the interests, rights and obligations relating to such Revolving Credit Commitments upon the effectiveness of this Agreement on the Twelfth Amendment Effective Date (it being understood that the interests, rights and obligations of the Declining Lender under the Amended Credit Agreement (as defined below) will be assumed by certain Consenting Lenders (each, an “Assuming Lender”) in accordance with Section 2.22(d) of the Credit Agreement and Section 2 hereof) and (c) the Assuming Lenders will provide New Commitments (as defined below) such that, at the Twelfth Amendment Effective Date, the aggregate principal amount of Revolving Credit Commitments will be $330,000,000;
WHEREAS, the Borrower and the Consenting Lenders desire that certain provisions of the Credit Agreement be amended as provided herein (as so amended, the “Amended Credit Agreement”); and
WHEREAS, the Consenting Lenders constitute the Required Lenders and all of the Lenders directly affected by the amendments contemplated by Section 1 hereof (the “Agreed Amendments”);
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Effective as of the Twelfth Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:
(a)The following defined terms will be added to Section 1.01:
“Adjustment Date” means the date of delivery of the Borrowing Base Certificate and Compliance Certificate required to be delivered pursuant to Section 5.01(f).
“Applicable Rate” means, for any day, subject to the provisions of the last paragraph of this definition, the applicable rate per annum set forth below under the caption “Base Rate Spread” or “SOFR Rate Spread”, as applicable, based upon the Leverage Ratio as of the last day of the most recently ended fiscal quarter.

Leverage Ratio	Base Rate Spread	SOFR Rate Spread
Category 1 Equal to or greater than 0.90 to 1.00	1.55%	2.55%
Category 2 Equal to or greater than 0.70 to 1.00 but less than 0.90 to 1.00	1.40%	2.40%
Category 3 Equal to or greater than 0.50 to 1.00 but less than 0.70 to 1.00	1.25%	2.25%
Category 4 Less than 0.50 to 1.00	1.10%	2.10%

The Applicable Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Leverage Ratio as of the last day of the most recently ended fiscal quarter in accordance with the table set forth above; provided that (a) until the first Adjustment Date to occur after the Twelfth Amendment Effective Date, the Applicable Rate shall be the applicable rate per annum set forth above in Category 4 and
(b)if financial statements are not delivered, or deemed delivered, when required pursuant to Section 5.01(a) or (b), as applicable, the Applicable Rate shall be the applicable rate per annum set forth above in Category 1 until such financial statements are delivered in compliance with Section 5.01(a) or (b), as applicable.
In the event that any financial statement, Borrowing Base Certificate or Compliance Certificate delivered, or deemed delivered, pursuant to Section 5.01(a), (b) or (f), as applicable, is determined to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any prior period than the Applicable Rate actually applied for such period, then (i) the Borrower shall promptly upon becoming aware of such inaccuracy deliver to the Administrative Agent a corrected Borrowing Base Certificate and Compliance Certificate for such period and (ii) the Borrower shall promptly pay to the Administrative Agent the accrued additional amounts owing as a result of such increased Applicable Rate for such period.

2

“Commitment Fee Rate” means, on any date, subject to the provisions of the last paragraph of this definition, the applicable rate per annum set forth below based upon the Leverage Ratio as of the last day of the most recently ended fiscal quarter.

Leverage Ratio	Commitment Fee Rate
Category 1 Equal to or greater than 0.90 to 1.00	0.45%
Category 2 Equal to or greater than 0.70 to 1.00 but less than 0.90 to 1.00	0.40%
Category 3 Equal to or greater than 0.50 to 1.00 but less than 0.70 to 1.00	0.35%
Category 4 Less than 0.50 to 1.00	0.30%

The Commitment Fee Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the Leverage Ratio as of the last day of the most recently ended fiscal quarter in accordance with the table set forth above; provided that (a) until the first Adjustment Date to occur after the Twelfth Amendment Effective Date, the Commitment Fee Rate shall be the applicable rate per annum set forth above in Category 4 and (b) if financial statements are not delivered, or deemed delivered, when required pursuant to Section 5.01(a) or (b), as applicable, the Commitment Fee Rate shall be the applicable rate per annum set forth above in Category 1 until such financial statements are delivered in compliance with Section 5.01(a) or (b), as applicable.
In the event that any financial statement, Borrowing Base Certificate or Compliance Certificate delivered, or deemed delivered, pursuant to Section 5.01(a), (b) or (f), as applicable, is determined to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Commitment Fee Rate for any prior period than the Commitment Fee Rate actually applied for such period, then (i) the Borrower shall promptly upon becoming aware of such inaccuracy deliver to the Administrative Agent a corrected Borrowing Base Certificate and Compliance Certificate for such period and
(ii) the Borrower shall promptly pay to the Administrative Agent the accrued additional amounts owing as a result of such increased Commitment Fee Rate for such period.
“Twelfth Amendment” means the Twelfth Amendment to this Agreement, dated as of December 13, 2024, among the Borrower, the Lenders signatory thereto, the Documentation Agent and the Administrative Agent.
“Twelfth Amendment Effective Date” shall have the meaning assigned thereto in the Twelfth Amendment.

3

(b)The definition of “Termination Date” in Section 1.01 is amended and restated in its entirety to read as follows:

“Termination Date” means, with respect to each Lender, the earlier of (a) the date set forth opposite such Lender’s name on Schedule I hereto as such Lender’s “Termination Date” ~~December 14, 2026~~, subject to the extension thereof pursuant to Section 2.22, and (b) the date of termination in whole of the Revolving Credit Commitments pursuant of the terms of this Agreement~~; provided, however, that the Termination Date of any Lender that is a Non-Extending Lender to any requested extension pursuant to Section 2.22 shall be the Termination Date in effect immediately prior to the applicable Anniversary Date for all purposes of this Agreement~~.
(c)Clause (a) of Section 2.04 is amended and restated in its entirety to read as follows:

SECTION 2.04. Fees. (a) Commitment Fee. The Borrower agrees to pay to the Agent, for the account of each Lender, a commitment fee on the aggregate amount of such Lender’s Unused Commitment from the ~~date hereof~~ Twelfth Amendment Effective Date, in the case of each Initial Lender, and from the effective date specified in the New Lender Supplement or in the Assignment and Assumption pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date applicable to such Lender at a rate per annum equal to ~~0.45%~~ the Commitment Fee Rate, payable in arrears quarterly on the last day of each March, June, September and December, commencing ~~December 31, 2015~~ on the Twelfth Amendment Effective Date, and on the Termination Date applicable to such Lender.

(d)Clauses (a)(i) and (a)(ii) of Section 2.07 are amended and restated in their entirety to read as follows:
(i)Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) ~~1.50%~~ the Applicable Rate, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.
(ii)SOFR Rate Advances. During such periods as such Revolving Credit Advance is a SOFR Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the SOFR Rate for such Interest Period for such Revolving Credit Advance plus (y) ~~2.50%~~ the Applicable Rate, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such SOFR Rate Advance shall be Converted or paid in full.
(e)The first sentence of Section 2.21 up to, but excluding, the first “provided that” is amended and restated as follows:
“The Borrower may, at its option, at any time or from time to time prior to the Termination Date, increase the Revolving Credit Commitments to an aggregate principal

4

amount not to exceed ~~$325,000,000~~ $330,000,000 by requesting the existing Lenders or             new lenders to commit to any such increase;”
(f)Schedule I to the Credit Agreement shall be replaced with Schedule I attached hereto, which reflects the Revolving Credit Commitments of all Lenders after giving effect to the new Revolving Credit Commitments established on the Twelfth Amendment Effective Date as set forth on Schedule II hereto (such new Revolving Credit Commitments, the “New Commitments”), and the applicable Termination Date of the Lenders after giving effect to the Maturity Extension (as defined below).
SECTION 2. Revolving Credit Commitments.
(a)As of the Twelfth Amendment Effective Date, (i) the Declining Lender shall cease to be a “Lender” under the Amended Credit Agreement, (ii) each Consenting Lender shall continue to be a “Lender” under the Amended Credit Agreement, (iii) each Consenting Lender shall continue to have all the rights, benefits and obligations of a “Lender” holding a Revolving Credit Commitment under the Amended Credit Agreement and (iv) each Consenting Lender shall have a Revolving Credit Commitment in the amount set forth opposite such Lender’s name on Schedule I hereto and the aggregate principal amount of the Revolving Credit Commitments shall be $330,000,000.
(b)The New Commitments and the Revolving Credit Advances made thereunder shall have the terms applicable to the Revolving Credit Commitments in effect on the Twelfth Amendment Effective Date and the Revolving Credit Advances and other extensions of credit made thereunder.
(c)On the Twelfth Amendment Effective Date, the Assuming Lenders shall fund their pro rata share (calculated after giving effect to the New Commitments) of the Revolving Credit Advances that are outstanding immediately prior to the Twelfth Amendment Effective Date (if any).
(d)The Administrative Agent hereby consents to this Agreement.
SECTION 3. Consent to Extension Request. Pursuant to Section 2.22 of the Amended Credit Agreement, each Consenting Lender so indicating on its signature page to this Agreement agrees to extend the Termination Date (the “Maturity Extension”) with respect to its Revolving Credit Commitments (including with respect to the New Commitments, in the case of the Assuming Lenders) to December 14, 2027. This agreement to extend the Termination Date is subject in all respects to the terms of the Amended Credit Agreement. For the avoidance of doubt, upon satisfaction of the applicable conditions set forth in Sections 2.22(e) and (f) of the Credit Agreement, the Maturity Extension of each Consenting Lender shall be effective on December 13, 2024, which shall be the Anniversary Date contemplated by Section 2.22 of the Amended Credit Agreement.
SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders party hereto that:
(a)This Agreement has been duly authorized, executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws

5

affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)On the Twelfth Amendment Effective Date, and after giving effect to this Agreement, the representations and warranties of the Borrower set forth in the Amended Credit Agreement are true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), as though made on and as of the Twelfth Amendment Effective Date.
(c)On and as of the Twelfth Amendment Effective Date, no event has occurred and is continuing that constitutes a Default or Event of Default.
(d)After giving effect to the establishment on the Twelfth Amendment Effective Date of the New Commitments, (i) the Borrower will be in compliance with the covenants set forth in Sections 6.01(a), (b), (c) and (e) of the Amended Credit Agreement and (ii) the compliance certificate dated as of November 1, 2024 previously delivered to the Administrative Agent by the Borrower remains true and accurate on and as of the Twelfth Amendment Effective Date.
SECTION 5. Conditions to Effectiveness. This Agreement, the New Commitments and, with respect to each Consenting Lender, its consent hereunder to the Maturity Extension and the Agreed Amendments, shall become effective on the date and at the time (the “Twelfth Amendment Effective Date”) on which each of the following conditions is first satisfied:
(a)The Administrative Agent shall have executed this Agreement and shall have received from the Borrower, each Assuming Lender, each other Consenting Lender, the Lenders constituting Required Lenders under the Amended Credit Agreement and the Lenders directly affected by the Agreed Amendments (i) a counterpart of this Agreement signed on behalf of such party or
(ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.
(b)On such date and after giving effect to this Agreement, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower shall be in compliance with the financial covenants set forth in Sections 6.01(a), (b), (c) and (e) of the Amended Credit Agreement, (iii) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects; provided that to the extent any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects, and (iv) the Administrative Agent shall have received a certificate, dated as of the Twelfth Amendment Effective Date and signed by an Authorized Financial Officer, confirming compliance with (x) clauses (i), (ii) and (iii) of this Section 5(b) and (y) the representations and warranties contained in Section 4 above.
(c)The Administrative Agent shall have received a favorable opinion (addressed to the Administrative Agent and the Lenders and dated the Twelfth Amendment Effective Date) of Greenberg Traurig, P.A., counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

6

(d)The Administrative Agent shall have received certified copies of resolutions of the Board of Directors (or its equivalent) of each Loan Party approving this Agreement, the New Commitments and the Maturity Extension, articles of incorporation and by-laws (or the equivalent) of each Loan Party and certificates of incumbency and good standing (or such other documents and certificates as the Administrative Agent or its counsel may reasonably request in lieu thereof), all in form and substance reasonably satisfactory to the Administrative Agent.
(e)The Lenders party hereto shall have received, to the extent requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
(f)The Administrative Agent shall have received, in immediately available funds, payment of all fees and reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement or under Section 6 hereof.
(g)The Administrative Agent shall notify the Borrower and the Lenders party hereto of the Twelfth Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 6. Fees and Expenses.
(a)The Borrower agrees to pay to the Administrative Agent, for the account of each Assuming Lender, an upfront fee of 0.50% of the aggregate amount of each Assuming Lenders’ New Commitment as set forth in Schedule II hereto, which fees shall be due and payable on the Twelfth Amendment Effective Date.
(b)The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, any commitment fees that have accrued under Section 2.04 of the Credit Agreement and are unpaid as of the Twelfth Amendment Effective Date.
(c)The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Agreement and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP.
(d)The Borrower agrees to pay to the Administrative Agent, for the account of each Consenting Lender, an upfront fee of 0.15% of the aggregate amount of each Consenting Lender’s extended Revolving Credit Commitments as set forth on Schedule III hereto (except with respect to the New Commitments of the Assuming Lenders), which fee shall be due and payable on December 13, 2024 prior to the effectiveness of the Maturity Extension.
SECTION 7. Acknowledgement. Execution of this Agreement by a Lender and by the Borrower constitutes the acknowledgment (i) of the notice to such Lender and the Borrower, respectively, of the matters contemplated by Sections 2.22(a), (b) and (c), respectively, of the Amended Credit Agreement, (ii) in the case of the Administrative Agent, of the activation notice contemplated by Section 2.21 of the Amended Credit Agreement, (iii) in the case of the Administrative Agent, the Borrower and the Assuming Lenders, of the New Lender Supplements contemplated by Sections 2.21 and 2.22(d) of the Amended Credit Agreement, which New Lender Supplements shall be this Agreement, and (iv) that, upon execution hereof by Flagstar Bank, N.A.,

7

Veritex Community Bank, Texas Capital Bank, Goldman Sachs Bank USA, The Huntington National Bank (as successor to TCF National Bank), Cadence Bank, Independent Bank and MidFirst Bank, (x) the minimum extension requirement contemplated by Section 2.22(e) of the Amended Credit Agreement shall be satisfied and
(y) the directly affected Lender requirement contemplated by Section 9.01(b) of the Amended Credit Agreement shall be satisfied.
SECTION 8. Effect of this Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement, the Amended Credit Agreement and the other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the Amended Credit Agreement in similar or different circumstances. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement, the Amended Credit Agreement and the other Loan Documents.
SECTION 9. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 10. Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.
SECTION 11. Headings. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 12. Arranger. Flagstar shall act as the sole lead arranger and sole book runner in connection with this Agreement and the transactions contemplated hereby and, for the avoidance of doubt, shall be considered an “Arranger” for all purposes of the Amended Credit Agreement.
[Remainder of page intentionally left blank]

8

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GREEN BRICK PARTNERS, INC.
By
/s/ Richard A. Costello
Name: Richard A. Costello
Title: Chief Financial Officer

[Signature Page to Twelfth Amendment]

FLAGSTAR BANK, N.A., as Administrative Agent, a Consenting Lender and a Lender
By
/s/ Jerry Schillaci
Name: Jerry Schillaci
Title: First Vice President

[Signature Page to Twelfth Amendment]

VERITEX COMMUNITY BANK, as Documentation Agent, a Consenting Lender, and a Lender
By
/s/ Ben Weimer
Name: Ben Weimer
Title: Director of Builder Finance

[Signature Page to Twelfth Amendment]

TEXAS CAPITAL BANK, as a Consenting Lender, an Assuming Lender and a Lender
By
/s/ Jason Williams
Name: Jason Williams
Title: Executive Director

[Signature Page to Twelfth Amendment]

GOLDMAN SACHS BANK USA, as a Consenting Lender and a Lender
By
/s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory

[Signature Page to Twelfth Amendment]

THE HUNTINGTON NATIONAL BANK, as successor to TCF NATIONAL BANK, as a Consenting Lender, an Assuming Lender and a Lender
By
/s/ Joe White
Name: Joe White
Title: Senior Vice President

[Signature Page to Twelfth Amendment]

CADENCE BANK, as a Consenting Lender and a Lender
By
/s/ Ryan Davis
Name: Ryan Davis
Title: Senior Vice President

[Signature Page to Twelfth Amendment]

INDEPENDENT BANK, DBA INDEPENDENT FINANCIAL, as a Consenting Lender and a Lender
By
/s/ Wendell Gamble
Name: Wendell Gamble
Title: Executive Vice President

[Signature Page to Twelfth Amendment]

MIDFIRST BANK, a federally chartered savings association as a Consenting Lender and a Lender
By
/s/ Darrin Rigler
Name: Darrin Rigler
Title: Senior Vice President

[Signature Page to Twelfth Amendment]

REAFFIRMATION

December 13, 2024

Reference is made to the Twelfth Amendment, dated as of December 13, 2024 (the “Twelfth Amendment”), by and among Green Brick Partners, Inc. (the “Borrower”), the lenders party thereto and Flagstar Bank, N.A., as administrative agent (the “Administrative Agent”), to the Credit Agreement, dated as of December 15, 2015 (as amended by the First Amendment, dated as of August 31, 2016, the Second Amendment, dated as of December 1, 2016, the Third Amendment, dated as of September 1, 2017, the Fourth Amendment, dated as of December 1, 2017, the Fifth Amendment, dated as of November 2, 2018, the Sixth Amendment, dated as of December 17, 2019, the Seventh Amendment, dated as of December 22, 2020, the Eighth Amendment, dated as of May 28, 2021, the Ninth Amendment, dated as of December 9, 2022, the Tenth Amendment, dated as of December 9, 2022, and the Eleventh Amendment, dated as of December 8, 2023, as amended, amended and restated, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and the Administrative Agent.
Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Each of the undersigned Loan Parties (which, for the avoidance of doubt, collectively constitute the Loan Parties to the Credit Agreement as of the date hereof) hereby consents to the Twelfth Amendment and the transactions contemplated thereby. Each of the undersigned Loan Parties further (a) affirms and confirms its respective guarantees, pledges, grants of security interests and other obligations under the Credit Agreement and each of the other Loan Documents to which it is a party, in respect of, and to secure, the Obligations, (b) agrees that, notwithstanding the effectiveness of the Twelfth Amendment and the transactions contemplated thereby, the Loan Documents to which it is a party, and such guarantees, pledges, grants of security interests and other obligations thereunder, shall continue to be in full force and effect in accordance with the terms thereof and (c) represents and warrants that as of the date hereof that this reaffirmation and the transactions contemplated hereby have been duly authorized, executed and delivered by such Loan Party and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Borrower reaffirms and acknowledges its obligations to the Administrative Agent with respect to the Loan Documents.

[Signature page follows]

GREEN BRICK PARTNERS, INC.
By
/s/ Richard A. Costello
Name: Richard A. Costello
Title: Chief Financial Officer

GRBK EDGEWOOD LLC JBGL BUILDER FINANCE LLC JBGL OWNERSHIP LLC SGHDAL LLC TSHH, LLC
By
/s/ Richard A. Costello
Name: Richard A. Costello
Title: President or Vice President, as applicable
[Signature Page to Reaffirmation Agreement]

SCHEDULE I

Revolving Credit Commitments

Lenders	Revolving Credit Commitments	Termination Date
Flagstar Bank, N.A.	$80,000,000	December 14, 2027
Veritex Community Bank	$60,000,000	December 14, 2027
Texas Capital Bank	$50,000,000	December 14, 2027
The Huntington National Bank (as successor to TCF National Bank)	$40,000,000	December 14, 2027
Goldman Sachs Bank USA	$30,000,000	December 14, 2027
Cadence Bank (as successor to BancorpSouth Bank)	$25,000,000	December 14, 2027
Independent Bank, DBA Independent Financial	$25,000,000	December 14, 2027
MidFirst Bank, a federally chartered savings association	$20,000,000	December 14, 2027
Total	$330,000,000

SCHEDULE II

New Commitments

Assuming Lenders	New Commitment
Veritex Community Bank	$10,000,000
Texas Capital Bank	$10,000,000
The Huntington National Bank (as successor to TCF National Bank)	$10,000,000
Total	$30,000,000

SCHEDULE III

Extended Commitments

Lenders	Revolving Credit Commitments
Flagstar Bank, N.A.	$80,000,000
Veritex Community Bank	$50,000,000
Texas Capital Bank	$40,000,000
Goldman Sachs Bank USA	$30,000,000
The Huntington National Bank (as successor to TCF National Bank)	$30,000,000
Cadence Bank (as successor to BancorpSouth Bank)	$25,000,000
Independent Bank, DBA Independent Financial	$25,000,000
MidFirst Bank, a federally chartered savings association	$20,000,000
Total	$300,000,000